UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 01, 2023

Nuburu, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39489	85-1288435
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7442 S Tucson Way Suite 130
Centennial, Colorado		80112
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (720) 767-1400

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	BURU	NYSE American LLC
Redeemable warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50	BURU WS	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Chief Executive Officer

On November 1, 2023, Nuburu, Inc. (the “Company”) appointed Brian Knaley as the Company’s new Chief Executive Officer. Mr. Knaley, who had served as the Company’s Chief Financial Officer since February 2022, has over 25 years of experience in finance and operations. Prior to joining NUBURU, Mr. Knaley served as the chief financial officer of CEA Industries Inc. (NASDAQ: CEAD), a provider of controlled environmental solutions, and as chief financial officer of Proximo Medical LLC, a start-up specializing in the commercialization of medical devices. He also served as senior vice president and interim chief financial officer of ViewRay (NASDAQ:VRAY), a global manufacturer of MRI-guided radiation therapy systems. Mr. Knaley holds a BA in Accounting from Thomas More College and is a licensed CPA in the State of Ohio. Mr. Knaley has also joined the Board of Directors of the Company. In connection with his appointment as Chief Executive Officer, Mr. Knaley will receive an annual base salary of $410,000 and 500,000 stock options that will vest over a four-year period, with 25% vesting on the first anniversary of the grant date and the remaining amount of the award vesting in equal monthly installments thereafter.

There is no arrangement or understanding between Mr. Knaley and any other person pursuant to which he was appointed as a director of the Company. Additionally, there is no transaction between Mr. Knaley and the Company that would require disclosure under Item 404(a) of Regulation S-K.

Separation of Existing Chief Executive Officer

Mr. Knaley is replacing Mark Zediker who separated from service with the Company effective as of November 1, 2023. In connection with his separation, the Company and Dr. Zediker have entered into a Confidential Separation and Release Agreement, which provides for a cash severance payment of $200,000 and COBRA benefits for Dr. Zediker. The foregoing description of the Severance Agreement with Dr. Zediker is qualified in its entirety by reference to the full and complete text of such agreement, which will be filed as required.

Item 7.01 Regulation FD Disclosure.

On November 1, 2023, the Company issued a press release entitled “NUBURU Appoints Brian Knaley as new CEO,” which is attached hereto as Exhibit 99.1.

The information furnished in this Item 7.01 and Exhibit 99.1 of this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
99.1	Press Release, dated November 1, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nuburu, Inc.

Date:	November 7, 2023	By:	/s/ Brian Knaley
		Name: Title:	Brian Knaley Chief Executive Officer